Exhibit 32.1


               Earth Products & Technologies, Inc.

                 CERTIFICATION OF PERIODIC REPORT
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      18 U.S.C. Section 1350

The undersigned executive officer of Earth Products & Technologies, Inc. (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(a) the quarterly report on Form 10-QSB of the Company for the quarter ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: May 11, 2005                     /s/ John W. Peters
                                      ____________________________________
                                      John W. Peters
                                      Principal Executive Officer
                                      Principal Financial Officer